Exhibit 10.1

FORM OF BANC VOTING AGREEMENT

July 25, 2023

PacWest Bancorp

9701 Wilshire Boulevard

Suite 700

Beverly Hills, CA 90212

Ladies and Gentlemen:

As a holder of the common stock, par value $0.01 per share, of Banc of California, Inc., a Maryland Corporation (“BANC”) (the “BANC Common Stock”), the undersigned (the “Stockholder”) understands that BANC, PacWest Bancorp, a Delaware corporation (“PACW”), and Cal Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of BANC (“Merger Sub”), are concurrently entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be from time to time amended, the “Merger Agreement”), which was previously approved by the boards of directors of PACW and BANC, providing for, among other things, a merger of Merger Sub with and into PACW with PACW surviving (the “Merger”). Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

The Stockholder acknowledges that, as a condition and inducement to PACW’s willingness to enter into the Merger Agreement, PACW has required that the Stockholder enter into this letter agreement and the Stockholder is willing to enter into this letter agreement.

The Stockholder confirms his or her agreement with PACW, and PACW confirms its agreement with the Stockholder, as follows:

1.            Subject to paragraph 5, as used in this letter agreement, “Shares” means the shares of BANC Common Stock which the Stockholder owns of record or beneficially and has the power to vote (excluding any Shares underlying restricted stock units exercisable for BANC Common Stock whether or not such Shares are included as beneficially owned by the Stockholder in BANC’s most recent annual proxy statement, but including any shares of BANC Common Stock acquired upon settlement of such restricted stock units) as of the date of this letter agreement. The Shares are owned by the Stockholder free and clear of all encumbrances, voting arrangements and commitments of every kind, except as would not restrict the performance of the Stockholder’s obligations or compliance with the restrictions under this letter agreement. The Stockholder represents and warrants that the Stockholder has the sole power to vote or direct the vote of all of the Shares.

2.            Subject to paragraph 16 of this letter agreement and until the Expiration Date (as defined below), at every BANC Meeting called and at every postponement, recess or adjournment thereof, and on every action or approval by written consent of the stockholders of BANC, the Stockholder agrees to (x) appear at such meeting or otherwise cause the Shares to be counted as present thereat for the purpose of establishing a quorum, (y) vote, or cause to be voted, the Shares (a) in favor of (i) approval of the BANC Share Issuance, (ii) any other matter that is reasonably necessary to be approved by the stockholders of BANC to facilitate the consummation of the transactions contemplated by the Merger Agreement and (iii) the adjournment or postponement of the BANC Meeting, if (1) as of the time for which the BANC Meeting is originally scheduled, there are insufficient shares of BANC Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the BANC Meeting or (2) on the date of the BANC Meeting, BANC has not received proxies representing a sufficient number of shares necessary to obtain the Requisite BANC Vote, and (b) against (i) any proposal made in opposition to approval of the adoption of the Merger Agreement or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (ii) any Acquisition Proposal and (iii) any proposal, transaction, agreement, amendment of BANC Articles or BANC Bylaws or other action that is intended to or could reasonably be expected to prevent, impede, interfere with, materially delay, postpone, adversely affect or discourage the consummation of the Merger. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Stockholder hereby acknowledges that no appraisal or dissenters’ rights will be available to the Stockholder in connection with the Merger.

3.            If and only if the Stockholder fails for any reason to be counted as present, consent or vote the Shares in accordance with the requirements of paragraph 2 (or anticipatorily breaches such paragraph), then PACW shall have the right to cause to be present, consent or vote the Shares in accordance with the provisions of paragraph 2. The Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a revocable proxy appointing PACW, Paul Taylor, Angela Kelley and Kevin Thompson, and each of them individually, and any designee of any of them, with full power of substitution and resubstitution, as the Stockholder’s attorney-in-fact and proxy, for and in the Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to the Shares in the circumstance contemplated by the first sentence of this paragraph 3 as such proxies or their proxies or substitutes shall, in their sole discretion, deem proper with respect to the Shares. The proxy granted by the Stockholder pursuant to this paragraph 3 is granted in consideration of PACW entering into this letter agreement and the Merger Agreement and incurring the obligations therein. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. The proxy granted by the Stockholder shall be automatically revoked upon the Expiration Date. The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

4.            The Stockholder represents and warrants to PACW as follows:

(a)	The Stockholder has duly executed and delivered this letter agreement and has all authority and full legal capacity to enter into this letter agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	Assuming the due authorization, execution and delivery of this letter agreement by PACW, this letter agreement is the Stockholder’s legal, valid and binding agreement and is enforceable against the Stockholder in accordance with its terms, except as may be limited by the Enforceability Exception.

(c)	The execution and delivery of this letter agreement by the Stockholder does not, and the performance of his or her obligations under this letter agreement and the consummation of the transactions to be consummated by him or her as contemplated hereby will not, (i) conflict with or violate any Law applicable to the Stockholder or by which the Shares are bound or affected, (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, or (iii) require any consent, approval, authorization, certificate or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official, except (A) for applicable requirements, if any, of the Exchange Act and (B) where the failure to obtain such consents, approvals, authorizations, certificate or permits, or to make such filings or notifications, would not reasonably be expected to prevent, materially impair, materially delay or adversely affect the performance by the Stockholder of his or her obligations under this letter agreement. Except for this letter agreement, the Stockholder is not, and no controlled affiliate of the Stockholder is, a party to any voting agreement or trust or any other agreement, arrangement, contract, instrument or understanding with respect to the voting, transfer or ownership of any Shares. The Stockholder has not appointed or granted a proxy or power of attorney to any person with respect to any Shares.

(d)	Except for (i) restrictions in favor of PACW pursuant to this letter agreement and (ii) transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, the Stockholder (A) owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, security interest or other encumbrance or lien, and (B) has voting power and power of disposition with respect to the Shares with no restrictions, limitations or impairments on the Stockholder’s rights, powers and privileges of voting or disposition pertaining thereto, and no person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Shares.

(e)	There is no claim, action, suit, dispute, investigation, examination, complaint or other proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other person that restricts, limits, impairs or prohibits (or, if successful, would restrict, limit, impair or prohibit) the exercise by PACW of its rights, powers and privileges hereunder or the performance by any party of its covenants, agreements and obligations hereunder.

(f)	The Stockholder understands that PACW is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this letter agreement, including the representations and warranties of the Stockholder set forth herein.

5.            The Stockholder agrees that all representations, terms and conditions of this letter agreement will apply to BANC Common Stock of which the Stockholder acquires record or beneficial ownership (and the power to vote) after the date hereof and prior to the Expiration Date, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of Shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

6.            This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms or (c) the effective date of a written agreement duly executed and delivered by PACW and the Stockholder terminating this letter agreement (the date and time at which the earlier of clause (a), (b) and (c) occurs being, the “Expiration Date”); provided, however, that (i) this paragraph 6 and paragraphs 10, 11, 12, 13, 14, 17, 19 and 20 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful and intentional breach of this letter agreement occurring prior to such termination.

7.            The Stockholder is entering into this letter agreement solely in his or her capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder, solely in his or her capacity as a director of BANC, including any actions Stockholder deems necessary to discharge his or her fiduciary duties with respect to his or her role on the BANC Board of Directors.

8.            The Stockholder hereby authorizes PACW and BANC to publish and disclose in any announcement or disclosure in connection with the Merger the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligations under this letter agreement.

9.            The Stockholder agrees, without further consideration, to (a) execute and deliver such additional documents and to take such further actions as are reasonably necessary or reasonably requested by PACW to confirm and assure the rights and obligations set forth in this letter agreement and (b) until the Expiration Date, not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his or her obligations under this letter agreement, other than to a de minimis extent.

10.          This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this letter agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this letter agreement or the transactions that are the subject of this letter agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with paragraph 12.

11.          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11.

12.          Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or by overnight courier addressed, if to the Stockholder, to the address, email address as applicable, set forth the Stockholder’s signature page hereto, and, if to PACW, in accordance with Section 9.5(b) of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

13.          This letter agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this letter agreement is void.

14.          The Stockholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement may cause PACW to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, PACW shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which PACW may be entitled, at law or in equity. It is accordingly agreed that PACW shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the United States or any state having jurisdiction.

15.          The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto, which shall occur concurrently herewith.

16.          Until the earlier of the receipt of the Requisite BANC Vote or the Expiration Date, the Stockholder agrees not to (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares or (b) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided that the foregoing shall not prohibit the Stockholder from (i) disposing of or surrendering Shares to BANC in connection with the vesting, settlement or exercise of BANC Equity Awards for the payment of taxes thereon or the exercise price thereon, if applicable, or (ii) disposing of Shares in a broker-assisted cashless exercise of BANC Equity Awards expiring during the term of this letter agreement up to the amount necessary to pay the exercise price in respect thereof and any related taxes. In furtherance of the foregoing, the Stockholder hereby authorizes and instructs BANC to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares.

17.          PACW acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in PACW any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and PACW shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of BANC or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

18.          Any provision of this letter agreement may be (a) waived in whole or in part in writing by the party benefited by the provision or by both parties or (b) amended or modified at any time by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

19.          The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

20.          In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

*          *          *

Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,

Name:

Email:

Address:

[Signature Page to Banc of California, Inc. Voting Agreement]

Accepted and agreed as of the date set forth above.

PACWEST BANCORP

By:
Name:
Title:

[Signature Page to Banc of California, Inc. Voting Agreement]